                                                                    Exhibit 21.1

                           Subsidiaries of Registrant
                           --------------------------

         Name                                             State of Incorporation
         ----                                             ----------------------
Budget Medical Products, Inc.                              California

ICU MedEurope Limited                                      United Kingdom

Set finder, Inc.                                           Delaware

BMP de Mexico, S.A. de C.V.                                Mexico

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